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                                               (1) UNITY FIRST ACQUISITION CORP.
                                                                    EXHIBIT 99.2
                         UNITY FIRST ACQUISITION CORP.
                                245 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Lawrence Burstein and Norman Leben as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of Unity First Acquisition Corp. ("Unity") held of record by the undersigned on September 14, 1998 at the Special Meeting of Shareholders to be held on Thursday, October 29, 1998, or any adjournment thereof.

1. To consider and vote upon a proposal to approve and adopt a certain Agreement and Plan of Merger and Reorganization, dated as of June 25, 1998, between Unity and Worlds Inc., a New Jersey corporation ("Worlds"), providing for, among other things, the merger of Worlds with and into Unity, and the issuance by Unity of approximately 6,379,065 shares of its common stock to Worlds' shareholders, all upon the terms and conditions described therein.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. To approve an adjournment or postponement of the Special Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the Special Meeting to approve Proposal 1, above.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. To transact any other business incidental to the Special Meeting that may properly come before such meeting or any adjournment or postponement thereof.

                          (CONTINUED ON REVERSE SIDE)
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    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY
THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. A VOTE TO "ABSTAIN" WILL NOT BE COUNTED TOWARDS THE REQUISITE AFFIRMATIVE VOTE TO APPROVE PROPOSAL 1.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                              Please sign exactly as name
                                              appears below.
                                              When shares are held by joint
                                              tenants, both should sign. When
                                              signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such. If a corporation, please
                                              sign in full corporate name by the
                                              President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.
                                              __________________________________
                                              Signature
                                              __________________________________
                                              Signature if held jointly
                                              Dated:__________ , 1998